FIRST AMENDMENT

         This is a First Amendment to the License Agreement between THE GENERAL HOSPITAL CORPORATION, a not-for-profit corporation doing business as Massachusetts General Hospital, having a place of business at Fruit Street, Boston, Massachusetts 02114 ("GENERAL") and Palomar Medical Technologies, a Delaware corporation having offices at 66 Cherry Hill Drive, Beverly, MA 01915 ("PALOMAR"), effective August 18, 1995 ("License Agreement").

         For good and valuable consideration GENERAL and PALOMAR hereby agree to amend the License Agreement as follows:

         1. In paragraph 5.1(b)(iii)(B), delete the following words:

         "(which royalty rate the parties anticipate will fall within the range of twenty to thirty percent (20-30%) of PALOMAR's estimated profit margin on said PRODUCTS or SERVICES)"

         2. In paragraph 5.1(b)(iii)(C), delete the following words:

         "which the parties anticipate will fall within the range of five to six and one quarter percent (5-6 1/4%) of PALOMAR's estimated profit margin on said PRODUCTS or SERVICES"

         3. This First Amendment shall be effective as of August 18, 1995.

Agreed to:

PALOMAR                                         THE GENERAL HOSPITAL CORPORATION



BY:  /s/ Michael H. Smotrich                    BY:  /s/ Nikki J. Zapol
     -----------------------                         ---------------------------
TITLE:  President                               TITLE  Managing Director
                                                       Office of Technology
                                                       Affairs

DATE    December 14, 1995                       DATE   January 2, 1996